Telkom SA
Limited
Registration number: 1991/005476/06
(Incorporated in the Republic of South Africa)
THIS CERTIFICATE SHOULD BE KEPT IN A SAFE PLACE. IT WILL BE NEEDED WHEN YOU SELL OR TRANSFER SHARES.
              THESE SHARES WILL NOT BE GOOD FOR DELIVERY OUTSIDE THE COMMON MONETARY AREA WHICH IS CONSTITUTED
NO TRANSFER OF ANY PORTION OF THIS HOLDING MAY BE REGISTERED WITHOUT THE PRODUCTION OF THIS CERTIFICATE.
BY THE REPUBLIC OF SOUTH AFRICA.
JSE Code
Certificate Number:
REGISTERED OFFICE
Private Bag X260, Pretoria, 0001, South Africa
HEAD OFFICE
Telkom Towers North, 152 Proes Street, Pretoria, South Africa
TRANSFER OFFICE
2nd Floor, Edura, 41 Fox Street, Johannesburg, South Africa
THIS IS TO CERTIFY
that the undermentioned is/are the Registered Holder(s) of fully paid ordinary shares of two cents each in the Company as shown herein, subject to the Articles of Association of the Company.
Number of shares:
Name and address of Registered holder
Transfer No.
Date of registration
Certificate number
Number of shares
Audited
GIVEN on behalf of the Company at Johannesburg on the date printed above
Computershare Services Limited
Telkom SA Limited
Reg. No. 1958/003456/06
Transfer Secretaries
Ordinary Shares